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                                                                     EXHIBIT 5.1

                                   May 5, 2006

Sterling Financial Corporation
111 North Wall Street
Spokane, WA  99201

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-4, File No. 333-133404 filed by you with the Securities and Exchange Commission (the "COMMISSION") on or about April 19, 2006 (as may be further amended or supplemented, the "REGISTRATION STATEMENT") in connection with the registration under the Securities Act of 1933, as amended (the "SECURITIES ACT"), of an aggregate of 1,800,000 shares (the "SHARES") of your common stock, $1.00 par value per share (the "COMMON STOCK"), pursuant to the terms of an Agreement and Plan of Merger dated as of February 12, 2006 (the "MERGER AGREEMENT") by and between Sterling Financial Corporation, a Washington corporation ("STERLING"), and Lynnwood Financial Group, Inc., a Washington corporation.

     In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

     1. Sterling's Restated Articles of Incorporation as filed with the Washington Secretary of State on April 29, 2003 and Sterling's Articles of Amendment of Restated Articles of Incorporation as filed with the Washington Secretary of State on September 1, 2005;

     2.   Sterling's Amended and Restated Bylaws, as of May 24, 1999;

     3. the Registration Statement, together with the other exhibits filed as a part thereof or incorporated by reference therein;

     4. the proxy statement/prospectus prepared in connection with the Registration Statement, together with the annexes thereto (the "PROSPECTUS");

     5.   the Merger Agreement;

     6. the minutes of meetings and actions by written consent of the shareholders and Board of Directors that are contained in Sterling's minute books that are in our possession; and

     7. a Management Certificate (the "MANAGEMENT CERTIFICATE") addressed to us and dated of even date herewith executed by Sterling containing certain factual and other representations, including as to the number of (i) outstanding shares of capital stock, (ii) outstanding options, warrants and rights to purchase capital stock, and (iii) any additional shares of capital stock reserved for future issuance
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          in connection with stock option and purchase plans and all other plans, agreements or rights.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, and the lack of any undisclosed termination, modification or waiver of, or amendment to any document reviewed by us. We have also assumed the due authorization, execution and delivery by parties other than Sterling of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof, and that any certificates representing the Shares have been, or when issued will be, properly signed by authorized officers of Sterling.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of Sterling to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of Washington, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and of the State of Washington.

     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any Shares, the Registration Statement will have been declared effective under the Securities Act, that the registration will apply to such Shares and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such Shares.

     Based upon the foregoing, it is our opinion that the Shares to be issued, sold and delivered by you pursuant to the Registration Statement, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for your use in connection with the above issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.
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                                Very truly yours,

                                /s/ Witherspoon, Kelley, Davenport & Toole, P.S.

                                Witherspoon, Kelley, Davenport & Toole, P.S.